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                                                              	EXHIBIT 3(c)


                               AMENDMENT TO

                       AMENDED AND RESTATED BY-LAWS

                        OF GREIF BROS. CORPORATION


RESOLVED, that Article II, Section 1, of the Company's Amended and Restated By-Laws is hereby amended in its entirety to read as follows:

	Section 1.	Number of Directors.  Until changed
in accordance with the provisions of Article IX, below, the number of directors of the Corporation shall be nine (9).